                                                                Rule 424(b)(3)
                                               File Nos. 33-60108 and 33-59369


PRICING SUPPLEMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-59369
AND PRICING SUPPLEMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-60108 Dated October 4, 1996
(Prospectus dated August 9, 1995, as supplemented by the Prospectus Supplement dated September 20, 1995)

                                  $150,000,000
                       PIEDMONT NATURAL GAS COMPANY, INC.
                          Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

Principal Amount:  $40,000,000             / / Floating Rate Notes            /X/ Book Entry Notes

Issue Price:  100%                         /X/ Fixed Rate Notes               / / Certificated Notes

Original Issue Date:  October 9, 1996      Maturity Date:  October 9, 2026

Original Issue Discount Notes:  / / Yes    Total Amount of OID:
                                /X/ No
                                           Yield to Maturity

                                           Initial Accrual Period:

Interest Payment Dates:  January 1 and     Record Dates:  December 16 and
  July 1 of each year and at maturity        June 15 next preceding the
                                             Interest Payment Dates

/X/ The Notes cannot be redeemed prior to maturity.    /X/ The Notes cannot be repaid prior to maturity

/ / The Notes may be redeemed prior to maturity.       / / The Notes may be repaid prior to maturity at the
                                                           option of the holders thereof.


                                              Optional          Optional
         Redemption        Redemption        Repayment          Repayment
           Date(s)        Percentage(s)       Date(s)         Percentage(s)
         ----------       -------------      ---------        -------------





Applicable Only to Fixed Rate Notes:

    Interest Rate:  7.50%


Applicable Only to Floating Rate Notes:

    Interest Rate Basis:                            Maximum Interest Rate:

        / / Commercial Paper Rate                   Minimum Interest Rate:

        / / CD Rate                                 Spread (plus or minus):

        / / Prime Rate                              Spread Multiplier:

        / / Federal Funds Effective Rate            Interest Reset Date(s):

        / / Treasury Rate                           Interest Reset Month(s):

        / / LIBOR                                   Interest Reset Period:

    Initial Interest Rate:                          Interest Payment Month(s):

    Index Maturity:                                 Interest Payment Period:

    Calculation Date(s):                            Calculation Agent: